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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934


                                 Date of Report:
                                FEBRUARY 15, 2001
                        (Date of Earliest Event Reported)


                                   CYRK, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


               0-21878                              04-3081657
       (Commission File Number)         (I.R.S. Employer Identification No.)


                    101 EDGEWATER DRIVE, WAKEFIELD, MA 01880
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (781) 876-5800
              (Registrant's Telephone Number, Including Area Code)


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ITEM 2.  DISPOSITION OF ASSETS.

         On February 15, 2001, the registrant ("Cyrk") sold its Corporate Promotions Group business ("CPG") to Cyrk Holdings, Inc., formerly known as Rockridge Partners, Inc. ("Rockridge"), an investor group led by Gemini Investors LLC, a Wellesley, Massachusetts-based private equity investment firm, pursuant to a Purchase Agreement entered into as of January 20, 2001 (the "Purchase Agreement"). CPG is engaged in the corporate catalog and specialty advertising segment of the promotion industry. The group was formed as a result of Cyrk's acquisitions of Marketing Incentives, Inc. and Tonkin, Inc. in 1996 and 1997, respectively. CPG's revenues for the nine months ended September 30, 2000 were approximately $106 million, or 18% of Cyrk's total sales. The purchase price for the CPG business was approximately $14 million, which was determined as the result of arm's length negotiation and included the assumption of approximately $3.7 million of Cyrk debt. Approximately $2.3 million of the purchase price was paid with a five-year subordinated note from Rockridge, with the balance being paid in cash.

         Pursuant to the Purchase Agreement, Rockridge purchased from Cyrk (i) all of the outstanding capital stock of Marketing Incentives, Inc. and Tonkin, Inc., each a wholly-owned subsidiary of the registrant and (ii) other certain assets of Cyrk, including substantially all warehouse equipment, fulfillment equipment, telephone systems, computers and computer systems, fax machines, copy machines, office furniture and equipment, production equipment and all other personal property and fixtures located at 125 Water Street in Danvers, Massachusetts, as well as the telephone system, computers and computer systems, fax machines, copy machines, office furniture and equipment and all other personal property and fixtures located at 21300 Victory Blvd. in Woodland Hills, California. Rockridge also purchased substantially all the computers and computer-


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related equipment, personal property, fixtures, and all other equipment associated with the individuals on Cyrk's Wakefield, Massachusetts payroll and all other items necessary for the operation of the CPG business, in addition to all Intellectual Property and Assumed Liabilities of CPG as specified in the Purchase Agreement.

         Rockridge extended employment offers to former Cyrk employees who had performed various support activities, including Accounting, Information Technology, Human Resources, Legal and other various management functions.

         There is no material relationship between Rockridge and Cyrk or any of its affiliates, directors or officers, or any associate thereof, other than the relationship created by the Purchase Agreement and related documents.

         Allan I. Brown, Cyrk's co-chief executive officer, said, "Historically our Company has been challenged by a complex business model comprised of several autonomous business units. We view the divestiture of the CPG business as a logical and necessary step toward enhancing the Company's ability to generate more consistent revenue and earnings growth over time. This transaction will allow us to focus on our core promotion competencies and our most profitable business, and to better support our key clients. CS First Boston remains engaged and will continue to explore further strategic alternatives while management continues to seek operating improvements and rationalize the cost structure of the post-transaction organization."

         The sale of CPG effectively terminates the restructuring effort announced by Cyrk in May of 2000 with respect to the CPG business.

         This Form 8-K contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). These statements include statements regarding intent, belief or current expectations of Cyrk and its management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and


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uncertainties that may cause the Company's actual results to differ materially from the Company's expectations. Factors that could cause actual results to differ materially are discussed in Exhibit 99.1 to the Company's Second Quarter 2000 Report on Form 10-Q. Reference to this Cautionary Statement or Exhibit 99.1 in the context of a forward-looking statement or statements shall be deemed to be a statement that any one or more of these factors may cause actual results to differ materially from those anticipated in such forward-looking statement or statements.

ITEM 7.    EXHIBITS.

         EXHIBIT 2.1 Purchase Agreement between Cyrk and Rockridge Partners, Inc., dated January 20, 2001, as amended by Amendment No. 1 to the Purchase Agreement, dated February 15, 2001 (the "Purchase Agreement"), including EXHIBIT 1.2(a)(iv) thereto (the "Subordinated Note").

         EXHIBIT  99.1 Pro-forma financial statements.




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SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                         CYRK, INC.

Date:  March 2, 2001                  By:   /s/ Dominic F. Mammola
                                            --------------------------------
                                            Dominic F. Mammola,
                                            Executive Vice President and
                                            Chief Financial Officer